Articles of Incorporation	Filing Fee
Pursuant to NRS 78	Receipt at: C 4140-01
STATE OF NEVADA
Secretary of State

(For Filing office use)	(For Filing office use)

IMPORTANT: Read instructions on reverse side before completing this form
TYPE OR PRINT (BLACK INK ONLY)

1.	NAME OF CORPORATION: TERRACE VENTURES INC.

2.	RESIDENT AGENT: (Designated resident agent and his STREET ADDRESS in Nevada, where process may be served.

Name of Resident Agent: Michael A. Cane
Street Address: 2300 West Sahara Avenue, Suite 500 - Box 18 Las Vegas 89102
Street No . Street Name City Zip

3.	SHARES: (Number of shares the corporation is authorized to issue)

Number of shares with par value: 100 Million Par value: $ .001 No. without par value: _____________________________

4.	GOVERNING BOARD: shall be styles as (check one): X Directors _______ Trustees The FIRST BOARD OF DIRECTORS shall consists of 1 member(s) and the names and addresses are as follows:

	Loren Anderson	Locavia Condominium, Unit 45, Seven Mile Beach
	Name	Address
Cayman Islands, British West Indies
City/State/Zip

5.	PURPOSE: (optional): The purpose of the corporation shall be:

6.	OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached 0

7.	SIGNATURES OF INCORPORATORS: The names and addresses of each of the Incorporators signing the articles.

Michael A. Cane	_________________________________________________
Name (print)	Name (print)
2300 West Sahara Avenue, Suite 500 -Box 18 Las Vegas 89102	_________________________________________________
AddressCity/State/Zip	Address City/State/Zip
/s/ Michael A. Cane	_________________________________________________
Signature	Signature
State of Nevada County of Clark	State of County of ______________

This instrument was acknowledged before me on	This instrument was acknowledged before me on
February 20 , 2001, by	________________________________________, 2001, by
Michael A. Cane	_________________________________________________
Name of Person	Name of Person

	An incorporator of Terrace Ventures Inc.		An incorporator of _____________________________
	/s/ Cynthia J. Reed	(Notary Public Stamp)	____________________________________________
	(Notary Public Signature)		(Notary Public Signature)
	(affix notary stamp or seal)		(affix notary stamp or seal)

8.	CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:

I Michael A. Cane , hereby accept appointment as Resident Agent for the above names corporation.

/s/ Michael A. Cane	2-20-01
Signature of Resident Agent	Date

(Acceptance Stamp)